UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020 (June 2, 2020)

CARRIER GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard Palm Beach Gardens, Florida 33418
(Address of principal executive offices, including zip code)

(561) 365-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1   Registrant’s Business and Operations

Item 1.01.... Entry into a Material Definitive Agreement.

On June 2, 2020 (the “Effective Date”), Carrier Global Corporation (the “Company”) entered into (i) Amendment No. 1 (the “Term Loan Amendment”) to the term loan credit agreement (the “Term Loan Credit Agreement”), dated as of February 10, 2020, by and among the Company, as borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) Amendment No. 1 (the “Revolver Amendment” and together with the Term Loan Amendment, the “Amendments”) to the revolving credit agreement (the “Revolving Credit Agreement”, and together with the Term Loan Credit Agreement, the “Credit Agreements”), dated as of February 10, 2020, by and among the Company, as borrower, the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  The Amendments further enhance the Company’s liquidity and financial flexibility during the ongoing COVID-19 pandemic.

Pursuant to the Amendments, certain terms of the applicable Credit Agreement were amended for a period beginning on the Effective Date and ending on December 30, 2021 (the “Covenant Modification Period”).  The Company may terminate the Covenant Modification Period prior to December 30, 2021, subject to the satisfaction of certain conditions. From the Effective Date until the earlier of (i) June 29, 2021 and (ii) the last day of the Covenant Modification Period, the Company will not permit Liquidity (as defined in each Amendment) to be less than $2,500,000,000.  The Consolidated Leverage Ratio (as defined in each Credit Agreement) will not be tested until the Test Period ending on June 30, 2021, and must be less than or equal to: 4.75:1.00 for the Test Period (as defined in each Amendment) ending on June 30, 2021, 4.25:1.00 for the Test Period ending on September 30, 2021, 4.00:1.00 for the Test Periods ending on December 31, 2021 through December 31, 2022, and 3.50:1.00 for the Test Periods ending on March 31, 2023 and thereafter. Additionally, during the Covenant Modification Period, the Company is subject to (a) limitations on the incurrence of subsidiary indebtedness, (b) limitations on the making of restricted payments, including the Company’s purchases of its ordinary shares and the amount of dividends it may pay, and (c) a “most favored nations” provision related to certain terms of any committed credit facility in an amount greater than $100,000,000.

The foregoing description does not constitute a complete summary of the Amendments and is qualified in its entirety by reference to the full text of the Amendments, which are attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Section 9   Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.01
Amendment No. 1 to the Revolving Credit Agreement, dated as of June 2, 2020, by and among Carrier Global Corporation, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.02	Amendment No. 1 to the Term Loan Credit Agreement, dated as of June 2, 2020, by and among Carrier Global Corporation, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION
(Registrant)

Date: June 3, 2020	By:	/s/ Ariel R. David
Ariel R. David
Vice President, Assistant Secretary & Associate General Counsel